STATE OF FLORIDA
                              DEPARTMENT OF STATE



I certify from the records of this office that SCOTTSDALE SCIENTIFIC, INC., is a corporation organized under the laws of the State of Florida, filed on April 8, 1997, effective April 7, 1997.

The document number of this corporation is P97000031623.

I further certify that said corporation has paid all fees and penalties due this office through December 31, 1998, that its most recent annual report was filed on July 1, 1998, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.



                                                Given under my hand and the
                                            Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                            Twenty-third day of September, 1998

[Seal of Florida here]
                                                  /s/ Sandra B. Mortham

                                                    Sandra B. Mortham
                                                    Secretary of State

                                STATE OF FLORIDA
                              DEPARTMENT OF STATE



I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of SCOTTSDALE SCIENTIFIC, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is P97000031623.



                                                Given under my hand and the
                                            Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                            Twenty-third day of September, 1998

[Seal of Florida here]
                                                  /s/ Sandra B. Mortham

                                                    Sandra B. Mortham
                                                    Secretary of State

ARTICLES OF INCORPORATION

Article I. Name
---------------
The name of this Florida corporation is:
Scottsdale Scientific, Inc.

Article II. Address
-------------------
The mailing address of the Corporation is:
Scottsdale Scientific, Inc.
300 Park Avenue, 17th Floor
New York, NY 10022

Article III. Registered Agent
-----------------------------
The name and address of the registered agent of the Corporation is:
Corporate Creations Enterprises, Inc.
4521 PGA Boulevard #211
Palm Beach Gardens FL 33418

Article IV. Board of Directors
------------------------------
The name of each member of the Corporation's Board of Directors is:

Ken H. Finkelstein

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.



Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code 125)
Miami Beach FL 33139-6629
(305) 672-0686

CERTIFICATE OF DESIGNATION
REGISTERED AGENT/OFFICE

CORPORATION:
------------
Scottsdale Scientific, Inc.

REGISTERED AGENT/OFFICE:
------------------------
Corporate Creations Enterprises, Inc.
4521 PGA Boulevard #211
Palm Beach Gardens FL 33418


I agree to act as registered agent to accept service of process for the corporation named above at the place designated in this Certificate. I agree to comply with the provisions of all statutes relating to the proper and complete performance of the registered agent duties. I am familiar with and accept the obligations of the registered agent position.


/s/ Brian R. Fons
-------------------------------------
Corporate Creations Enterprises, Inc.
Brian R. Fons, Vice President

Date: April 7, 1997


Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code 125)
Miami Beach FL 33139-6629
(305) 672-0686